Exhibit 99.1
STONE ENERGY CORPORATION
Announces Fourth Quarter and Year-End 2005 Results
LAFAYETTE, LA. March 9, 2006
     Stone Energy Corporation (NYSE: SGY) today announced record 2005 net income of $136.8 million or $5.02 per share on revenue of $636.2 million compared to restated net income of $119.7 million or $4.45 per share on revenue of $544.2 million for restated 2004. For the fourth quarter of 2005, net income totaled $26.4 million or $0.96 per share on oil and gas revenue of $135.6 million, compared to net income of $34.5 million or $1.28 per share on oil and gas revenue of $140.1 million for the restated fourth quarter of 2004. All per share amounts are on a diluted basis.
     Stone has completed restatements of its previously filed financial statements for each of the years ended December 31, 2001, 2002, 2003, and 2004, and quarterly financial information for the periods ended March 31, 2005 and June 30, 2005. All comparisons to prior period financial information in this release refer to these restated financial statements.
     Net daily production volumes for 2005 averaged 228 million cubic feet of gas equivalent (MMcfe), or 5% less than the 241 MMcfe per day produced during 2004. Net daily production volumes during the fourth quarter of 2005 averaged 157 MMcfe, or 26% lower than the average daily production of 211 MMcfe produced during both the third quarter of 2005 and the fourth quarter of 2004. The decline in fourth quarter and full year 2005 production volumes was due to the impact of extended shut-ins caused by hurricanes Katrina and Rita. Stone estimates the hurricanes’ impact on production volumes was approximately 10 billion cubic feet of gas equivalent (Bcfe) in the fourth quarter of 2005 and approximately 16 Bcfe for the year 2005.
     Prices realized during the year ended December 31, 2005 averaged $50.53 per barrel (Bbl) of oil and $7.24 per thousand cubic feet (Mcf) of natural gas representing a 24% increase on a Mcfe basis compared to $39.38 per Bbl of oil and $5.94 per Mcf of natural gas realized during the year of 2004. Prices realized during the fourth quarter of 2005 averaged $53.42 per Bbl of oil and $9.63 per Mcf of natural gas, which represents a 31% increase, on a Mcfe basis, over fourth quarter 2004 average realized prices of $47.36 per Bbl of oil and $6.90 per Mcf of natural gas. All unit pricing amounts include the cash settlement of effective hedging contracts.
     For the year 2005, discretionary cash flow totaled $465.7 million compared to $406.2 million during 2004. Net cash flow provided by operating activities totaled $461.2 million and $369.7 million during the years ended December 31, 2005 and 2004, respectively. During the fourth quarter of 2005, discretionary cash flow decreased 12% to $93.3 million compared to $105.6 million generated during the fourth quarter of 2004. Net cash flow provided by operating activities, as defined by generally accepted accounting principles (GAAP), totaled $59.2 million and $70.2 million during the three months ended December 31, 2005 and 2004, respectively. (See “Non-GAAP Financial Measure” below.)
     Lease operating expenses, including maintenance costs, incurred during 2005 totaled $114.7 million compared to $100.0 million incurred during 2004. For the three months ended December 31, 2005 and 2004, lease operating expenses were $26.2 million and $26.5 million, respectively. The increase in lease operating expenses during 2005 is the combined result of an increase in overall service costs and the additional costs associated with hurricanes Katrina and Rita.

     Depreciation, depletion and amortization (DD&A) expense on oil and gas properties totaled $238.3 million during 2005, compared to $208.0 million during 2004. DD&A expense on oil and gas properties for the three months ended December 31, 2005 totaled $48.8 million compared to $49.0 million during the comparable period of 2004. The increase in DD&A on a unit basis during 2005 is attributable to the unit cost of current year net reserve additions (including future development costs) exceeding the per unit amortizable base as of the beginning of the year.
     Salaries, general and administrative (SG&A) expenses (excluding incentive compensation expense) totaled $22.7 million during 2005, compared to $14.3 million during 2004. SG&A expenses for the three months ended December 31, 2005 totaled $8.0 million compared to $3.6 million during the comparable quarter of 2004. The increase in SG&A expenses in 2005 was a result of an increase in the number of employees, an upward adjustment in salaries, and higher legal and consulting expenses.
2006 Guidance
     Estimates for Stone’s future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation and marketing of oil and gas are subject to disruption due to transportation and processing availability, mechanical failure, human error, hurricanes, and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Lease operating expenses, which include major maintenance costs, vary in response to changes in prices of services and materials used in the operation of our properties and the amount of maintenance activity required. Estimates of DD&A rates can vary according to reserve additions, capital expenditures, future development costs and other factors. Therefore, we can give no assurance that our future production volumes, lease operating expenses or DD&A rate will be as estimated.
Production. For the first quarter of 2006, Stone expects net daily production to average between 195-200 MMcfe, which is on the lower end of the previous guidance due to the timing of production restoration of certain fields shut-in since the hurricanes. Stone expects full year 2006 average daily production to be in the range of 200-230 MMcfe per day.
Lease Operating Expenses. Stone expects lease operating costs, excluding production taxes, to range between $125-$150 million for 2006 based upon current operating conditions and budgeted maintenance activities.
Depreciation, Depletion & Amortization. Stone expects its DD&A rate to range between $3.50-$3.75 per Mcfe during 2006.
Salaries, General & Administrative Expenses. Stone expects its SG&A expenses (excluding incentive compensation expense) to range between $29-$32 million during 2006. The estimated increase from 2005 is due to anticipated higher legal and consulting costs, and stock-based compensation expense in accordance with the adoption of Statement of Financial Accounting Standards No. 123(R).
     Corporate Tax Rate. For 2006, Stone expects its corporate tax rate to remain between 35%-36%, with substantially all of the taxes deferred.

Hedge Position
     The following table illustrates Stone’s current hedge positions for 2006 and 2007. All contracts are 12 month contracts.

	Zero-Premium Collars
	Natural Gas			Oil
	Daily			Daily
	Volume	Floor	Ceiling	Volume	Floor	Ceiling
	(MMBtus/d)	Price	Price	(Bbls/d)	Price	Price
2006	10,000	$8.00	$14.28	3,000	$55.00	$76.40
2006	20,000	9.00	16.55	2,000	60.00	78.20
2006	20,000	10.00	16.40	—	—	—
2007	—	—	—	3,000	60.00	78.35
Proved Reserves
     As reported in its February 8, 2006 press release, 2005 year-end reserves totaled 593 Bcfe. Approximately 76% of Stone’s reserves were located in the Gulf Coast Basin, while the remaining reserves were located in the Rocky Mountain Region, which includes several basins of the Rocky Mountains and the Williston Basin. Approximately 73% of the reserves were proved developed. Natural gas represented 58% of the reserves, with the remaining 42% being oil. The present value (10% discount rate) of future net cash flows before taxes totaled approximately $2.6 billion with year-end prices of $57.17 per Bbl for oil and $9.86 per Mcf for gas.
Operations
     Capital expenditures during 2005 totaled $520.1 million, which included $138.1 million of acquisition costs. In addition, Stone capitalized $20.5 million of SG&A costs (inclusive of incentive compensation) and $14.9 million of interest during 2005. During the fourth quarter of 2005, capital expenditures totaled $150.2 million, which included $7.7 million of acquisition costs. In addition, Stone capitalized $5.3 million of SG&A costs (inclusive of incentive compensation) and $4.1 million of interest during the fourth quarter. The board of directors has approved a capital spending budget for 2006 of $360 million before acquisitions, capitalized interest and capitalized SG&A costs.
     Stone currently has three deep shelf wells drilling with results expected early in the second quarter. In the Rocky Mountain Region, Stone currently operates one drilling rig at Pinedale and another three drilling rigs in the Williston Basin.
Non-GAAP Financial Measure
     In this press release, we refer to a non-GAAP financial measure we call “discretionary cash flow.” Management believes this measure is a financial indicator of our company’s ability to internally fund capital expenditures and service debt. Management also believes this non-GAAP financial measure of cash flow is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income, as defined by GAAP. (See reconciliation of discretionary cash flow to cash flow provided by operating activities in the Consolidated Statement of Operations and Net Cash Flow Information.)

Other Information
     Stone Energy has scheduled a conference call for 10:00 a.m. C.S.T. Friday, March 10, 2006 to discuss the operational results from our release on March 9, 2006 and financial results for the fourth quarter and year of 2005. Anyone wishing to participate should visit our Web site at www.StoneEnergy.com for a live web cast or dial 1-877-228-3598 and request the “Stone Energy Call.” If you are unable to participate in the original conference call, a recording will be available at 12:00 p.m. C.S.T. for approximately 48 hours after the call and can be accessed by dialing (800) 642-1687 (ID No. 5554991). A Web-based replay will also be available approximately 24 hours following the completion of the call on Stone Energy’s Web site at www.StoneEnergy.com and will remain available for approximately one week.
Stone Energy is an independent oil and gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition and subsequent exploitation, development, operation and production of oil and gas properties located in the conventional shelf of the Gulf of Mexico (GOM), the deep shelf of the GOM, the deep water of the GOM, several basins of the Rocky Mountains, and the Williston Basin. For additional information, contact Kenneth H. Beer, chief financial officer at 337-237-0410-phone, 337-237-0426-fax or via e-mail at CFO@StoneEnergy.com.
Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in Stone’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements.

STONE ENERGY CORPORATION
SUMMARY STATISTICS
(In thousands, except per share/unit amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
FINANCIAL RESULTS		(1)	(1)	(1)
Net income	$26,395	$34,519	$136,764	$119,668
Net income per share	$0.96	$1.28	$5.02	$4.45

PRODUCTION QUANTITIES
Oil (MBbls)	758	984	4,838	5,438
Gas (MMcf)	9,869	13,544	54,129	55,544
Oil and gas (MMcfe)	14,417	19,448	83,158	88,172

AVERAGE DAILY PRODUCTION
Oil (MBbls)	8	11	13	15
Gas (MMcf)	107	147	148	152
Oil and gas (MMcfe)	157	211	228	241

REVENUE DATA (2)
Oil revenue	$40,490	$46,605	$244,469	$214,153
Gas revenue	95,084	93,486	391,771	330,048

Total oil and gas revenue	$135,574	$140,091	$636,240	$544,201

AVERAGE PRICES (2)
Oil (per Bbl)	$53.42	$47.36	$50.53	$39.38
Gas (per Mcf)	9.63	6.90	7.24	5.94
Per Mcfe	9.40	7.20	7.65	6.17

COST DATA
Lease operating expenses	$26,161	$26,539	$114,664	$100,045
Salaries, general and administrative expenses	8,007	3,643	22,705	14,311
DD&A expense on oil and gas properties	48,761	49,017	238,269	208,043

AVERAGE COSTS (per Mcfe)
Lease operating expenses	$1.81	$1.36	$1.38	$1.13
Salaries, general and administrative expenses	0.56	0.19	0.27	0.16
DD&A expense on oil and gas properties	3.38	2.52	2.87	2.36

AVERAGE SHARES OUTSTANDING — Diluted	27,392	26,934	27,244	26,901
(1)	2004 periods and first six months of 2005 represent restated numbers.

(2)	Includes the cash settlement of effective hedging contracts.

STONE ENERGY CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
AND NET CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
STATEMENT OF OPERATIONS		(1)	(1)	(1)
Operating revenue:
Oil production	$40,490	$46,605	$244,469	$214,153
Gas production	95,084	93,486	391,771	330,048

Total operating revenue	135,574	140,091	636,240	544,201

Operating expenses:
Lease operating expenses	26,161	26,539	114,664	100,045
Production taxes	3,481	1,516	13,179	7,408
Depreciation, depletion and amortization	49,661	49,810	241,426	210,861
Accretion expense	1,790	1,463	7,159	5,852
Salaries, general and administrative expenses.	8,007	3,643	22,705	14,311
Incentive compensation expense	(7)	613	1,252	2,318
Derivative expenses	(1,443)	1,070	3,388	4,099

Total operating expenses	87,650	84,654	403,773	344,894

Income from operations	47,924	55,437	232,467	199,307

Other (income) expenses:
Interest	5,605	4,353	23,151	16,835
Other income	(1,236)	(2,022)	(3,894)	(4,018)
Other expense	—	—	—	1,541
Early extinguishment of debt	—	—	—	845

Total other expenses	4,369	2,331	19,257	15,203

Income before taxes	43,555	53,106	213,210	184,104

Provision for income taxes:
Current	—	—	—	—
Deferred	17,160	18,587	76,446	64,436

Total income taxes	17,160	18,587	76,446	64,436

Net income	$26,395	$34,519	$136,764	$119,668

NET CASH FLOW INFORMATION

Reconciliation of non-GAAP financial measure:
Discretionary cash flow	$93,334	$105,627	$465,668	$406,249

Net working capital changes and other	(31,161)	(31,219)	(714)	(30,739)
Settlement of asset retirement obligations	(2,953)	(4,159)	(3,741)	(4,159)
Investment in put contracts	—	—	—	(1,683)

Net cash flow provided by operating activities	$59,220	$70,249	$461,213	$369,668

(1)	2004 periods and first six months of 2005 represent restated numbers.

STONE ENERGY CORPORATION
CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	December 31,
	2005	2004
Assets		(1)
Current assets:
Cash and cash equivalents	$79,708	$24,257
Accounts receivable	211,685	111,398
Fair value of hedging contracts	7,471	58
Other current assets	2,795	9,310

Total current assets	301,659	145,023

Oil and gas properties:
Proved, net	1,564,312	1,376,151
Unevaluated	246,647	141,157
Building and land, net	5,521	5,416
Fixed assets, net	9,331	4,761
Other assets, net	12,847	23,156

Total assets	$2,140,317	$1,695,664

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable to vendors	$160,682	$110,845
Undistributed oil and gas proceeds	59,187	36,457
Asset retirement obligation	53,894	2,912
Fair value of hedging contracts	—	14,346
Other current liabilities	11,390	9,061

Total current liabilities	285,153	173,621
Bank debt	163,000	82,000
8 1/4% Senior Subordinated Notes due 2011	200,000	200,000
6 3/4% Senior Subordinated Notes due 2014	200,000	200,000
Deferred taxes	231,961	161,500
Asset retirement obligations	113,043	103,179
Other long-term liabilities	3,037	2,430

Total liabilities	1,196,194	922,730

Common stock	272	267
Additional paid-in capital	500,228	466,478
Unearned compensation	(15,068)	(1,486)
Retained earnings	455,183	318,425
Treasury stock	(1,348)	(1,462)
Accumulated other comprehensive loss	4,856	(9,288)

Total stockholders’ equity	944,123	772,934

Total liabilities and stockholders’ equity	$2,140,317	$1,695,664

(1)	2004 period represents restated numbers.